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                                                                Exhibit 10.15(A)










                                                              November 30, 1999



AmeriCold Logistics, LLC
10 Glenlake Parkway
9th Floor
Atlanta, Georgia 30328
Attention: Chief Financial Officer

                  Re: Master Lease Agreement (the "Lease"), dated as of March 11, 1999, between VC Omaha Holdings, L.L.C. and Carmar Freezers Thomasville L.L.C., together as landlord, and AmeriCold Logistics, LLC, as tenant

Ladies and Gentlemen:

                  Reference is hereby made to the Lease. Capitalized terms used but not defined herein shall have the meanings given to them in the Lease.

                  This letter agreement (this "Agreement") hereby confirms our agreement as follows:

1. The first sentence of Section 3.1(b)(i) of the Lease is hereby amended and restated in its entirety as follows:

                  "In addition to the Minimum Rent payable with respect to the Leased Property, Tenant shall pay Percentage Rent for each Lease Year. Percentage Rent shall be payable quarterly in arrears in four (4) installments, on the Rent Payment Date occurring in April, July, August and January of each Lease Year, in respect of the quarter ending in the prior month, commencing in 1999."

2. Notwithstanding anything in the Lease to the contrary, in calculating Percentage Rent for the Lease Year comprised of the period from the Commencement Date through and including December 31, 1999 (such Lease Year, the "First Lease Year"), the Breakpoint set forth in the Lease with respect to the First Lease Year shall be multiplied by a fraction the numerator of which is



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AmeriCold Logistics, LLC                                                     -2-


         the Receipts for the Leased Property during the First Lease Year and the denominator of which is the Receipts for the Leased Property for the Fiscal Year beginning on January 1, 1999 and ending on December 31, 1999.

3. For the sake of clarity, the parties hereto agree and acknowledge that all expenses relating to or resulting from modifications or upgrades to the computer software and other computer applications purchased by Tenant (or an affiliate thereof) from Landlord (or an affiliate thereof) carried out by Tenant to enable such software or other computer applications to perform date-sensitive functions for all dates before and after January 1, 2000 (the so called, "Year 2000 Problem") shall not be included in "Additional Charges" and, instead, shall be the responsibility of Landlord.

4. The Lease remains in full force and effect and, except as set forth herein, is unmodified.

5. This Agreement may be executed in any number of counterparts each of which when so executed shall constitute one and the same instrument; and the delivery of this Agreement may be effected by facsimile.



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AmeriCold Logistics, LLC                                                     -3-

6.       This Agreement shall be effective as of March 11, 1999.

                                            VC OMAHA HOLDINGS, L.L.C.


                                            By: /s/ Daniel F. McNamara
                                                   Name:  Daniel F. McNamara
                                                   Title: President & CEO


                                            CARMAR FREEZERS THOMASVILLE L.L.C.

                                            By: VC Omaha Holdings, L.L.C.,
                                                its sole member


                                               By: /s/ Daniel F. McNamara
                                                   Name:  Daniel F. McNamara
                                                   Title: President & CEO



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AmeriCold Logistics, LLC                                                     -4-

AGREED AND ACKNOWLEDGED:

AmeriCold Logistics, LLC

By:      /s/ Frederick B. Beilstein
         Name:    Frederick B. Beilstein
         Title:   Treasurer & CFO